EXHIBIT 21

SUBSIDIARIES OF STEINER LEISURE LIMITED

Name of Subsidiary	Jurisdiction of Incorporation

Owned by Steiner Leisure Limited

Cosmetics Limited	The Bahamas

Steiner Spa Resorts Limited	The Bahamas

Steiner Training Limited	United Kingdom

Steiner Transocean Limited	The Bahamas

Steiner U.S. Holdings, Inc.	Florida

Spa Resources Limited	The Bahamas

Steiner Spa Limited	The Bahamas

Steiner Spa Asia Limited	The Bahamas

Owned by Steiner U.S. Holdings, Inc.

Steiner Education Group, Inc.	Florida

Steiner Beauty Products, Inc.	Florida

Steiner Management Services, LLC	Florida

Steiner Spa Resorts (Nevada), Inc.	Florida

Greenhouse Day Spa Group, Inc.	Florida

Steiner Spa Resorts (Connecticut), Inc.	Florida

Steiner Day Spas, Inc.	California

Owned by Steiner Education Group, Inc.

FCNH, Inc.	Florida

Mid-Atlantic Massage Therapy, Inc.	Florida

Virginia Massage Therapy, Inc.	Florida

Name of Subsidiary	Jurisdiction of Incorporation

Owned by Cosmetics Limited

Elemis Limited	United Kingdom

EBSC Limited	The Bahamas

Owned by Elemis Limited

EJ Contracts Limited	United Kingdom

Emma Steiner Limited	United Kingdom

Owned by Steiner Training Limited
Steiner Group Limited	United Kingdom